UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2026

AMERISAFE, INC.

(Exact Name of Registrant as Specified in its Charter)

Texas	001-12251	75-2069407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2301 Highway 190 West

DeRidder, Louisiana 70634

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (337) 463-9052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMSF	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 10, 2026, AMERISAFE, Inc. (the “Company”) held its 2026 annual meeting of shareholders (the “2026 Annual Meeting”). At the 2026 Annual Meeting, as further described below under Item 5.07 of this Current Report on Form 8-K (this “Report”), the Company’s shareholders approved an amendment to the Company’s Certificate of Formation (as amended from time to time, the “Certificate of Formation”) to make certain technical amendments to the Certificate of Formation to conform to the requirements of the TBOC and make other clarifying and technical changes (the “Technical Amendments”). As disclosed below under Item 5.07 of this Current Report, the Company’s shareholders did not approve the amendment to the Certificate of Formation to provide for officer exculpation (the “Officer Exculpation Amendment”). Accordingly, on June 10, 2026, the Company filed an amended and restated certificate of formation of the Company (the “Amended and Restated Certificate of Formation”) with the Texas Secretary of State, which did not include the Officer Exculpation Amendment and which is expected to become effective once accepted for filing by the Texas Secretary of State. The foregoing description of the Amended and Restated Certificate of Formation is not intended to be complete and is qualified in its entirety by reference to the Amended and Restated Certificate of Formation, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held the 2026 Annual Meeting on June 10, 2026 at the Company’s corporate headquarters in DeRidder, Louisiana. The voting results for each matter submitted to the Company’s shareholders for approval, as described in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 24, 2026 (the “2026 Proxy Statement”), is provided below.

Of the 18,703,771 shares of the Company’s common stock outstanding as of April 16, 2026, the record date for the 2026 Annual Meeting, 17,128,230 shares were represented in person or by proxy at the 2026 Annual Meeting. The inspector of election reported the final vote of the Company’s shareholders as follows:

1.	Election of directors. The following director nominees were elected for terms expiring at the Company’s 2029 annual meeting of shareholders:

Name	Votes For	Votes Withheld	Broker Non-Votes
Michael J. Brown	15,120,165	859,290	1,148,775
G. Janelle Frost	15,651,044	328,411	1,148,775
Sean M. Traynor	15,660,680	318,775	1,148,775

2.

Advisory vote to approve the Company’s compensation of its named executive officers. The compensation of the Company’s named executive officers, as disclosed in the 2026 Proxy Statement under “Executive Compensation” and discussed under “Compensation Discussion and Analysis,” was approved on an advisory basis.

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,834,256	138,678	6,521	1,148,775

3.	Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026. The appointment of Ernst & Young was ratified.

Votes For	Votes Against	Abstentions
16,694,687	430,980	2,563

4.

Approval of the Officer Exculpation Amendment. The amendment to the Company’s Certificate of Formation to provide for officer exculpation was not approved, as the votes in favor did not exceed the required two-thirds of the Company’s outstanding shares of common stock.

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,963,682	7,013,076	2,697	1,148,775

5.	Approval of the Technical Amendments. The amendment to the Company’s Certificate of Formation to make the Technical Amendments was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,937,796	39,198	2,461	1,148,775

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Certificate of Formation of AMERISAFE, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISAFE, INC.

By:	/s/ Kathryn H. Shirley
Kathryn H. Shirley
Executive Vice President, Chief Administrative Officer and Secretary

Date: June 12, 2026